UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 200 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 12, 2023, Carisma Therapeutics Inc. (the “Company”), entered into an Amended and Restated Open Market Sale AgreementSM (the “A&R Sale Agreement”) with Jefferies LLC, as sales agent (“Jefferies”), pursuant to which the Company may offer and sell shares of its common stock, $0.001 par value per share (the “Shares”), from time to time through Jefferies. The Company has also filed a prospectus supplement (the “Prospectus Supplement”) under the Company’s universal shelf registration statement on Form S-3 (File No. 333-271295) that was originally filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2023 and declared effective by the SEC on May 2, 2023 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell Shares having an aggregate offering price of up to $100.0 million.

The Company previously filed prospectus supplements with the SEC under the Company’s universal shelf registration statements on Form S-3/A (File No. 333-223750) on November 29, 2020 and February 7, 2021 and on Form S-3 (File No. 333-255943) on June 1, 2021 and July 14, 2021 relating to the offering and sale of the Company’s common stock pursuant to the Open Market Sale AgreementSM, dated as of November 29, 2019, as amended, with Jefferies (the “Original Sale Agreement”). Prior to entering into the A&R Sale Agreement, the Company had remaining capacity to sell up to approximately $97.8 million of the Company’s common stock pursuant to the Original Sale Agreement under the prior prospectus supplement dated July 14, 2021. The Prospectus Supplement supersedes and replaces all prior prospectus supplements relating to the offering and sale of shares of the Company’s common stock pursuant to the Original Sale Agreement and the A&R Sale Agreement supersedes and replaces the Original Sale Agreement in all respects.

Upon delivery of an issuance notice and subject to the terms and conditions of the A&R Sale Agreement, Jefferies may sell the Shares at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company or Jefferies may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices.

The Company has agreed to pay Jefferies commissions for its services of acting as sales agent of up to 3.0% of the gross proceeds from the sale of the Shares pursuant to the A&R Sale Agreement. The Company has also agreed to provide Jefferies with customary indemnification and contribution rights.

A copy of the A&R Sale Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the A&R Sale Agreement is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
1.1	Amended and Restated Open Market Sale AgreementSM, dated as of May 12, 2023, by and between the Company and Jefferies LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By	:	/s/ Steven Kelly
Date: May 12, 2023			Steven Kelly
President and Chief Executive Officer